                                                                    Exhibit 15.1





November 15, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      The Goldman Sachs Group, Inc.
         Registration Statement on Form S-3

Commissioners:

We are aware that (i) our report dated October 9, 2000 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company") as of August 25, 2000, and the related condensed consolidated statements of earnings for the three and nine months ended August 25, 2000 and August 27, 1999, the condensed consolidated statement of changes in stockholders' equity and partners' capital for the nine months ended August 25, 2000, the condensed consolidated statements of cash flows for the nine months ended August 25, 2000 and August 27, 1999, and the condensed consolidated statements of comprehensive income for the three and nine months ended August 25, 2000 and August 27, 1999, which was included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 25, 2000;
(ii) our report dated June 30, 2000 on our review of the condensed consolidated statement of financial condition of the Company as of May 26, 2000, and the related condensed consolidated statements of earnings for the three and six months ended May 26, 2000 and May 28, 1999, the condensed consolidated statement of changes in stockholders' equity and partners' capital for the six months ended May 26, 2000, the condensed consolidated statements of cash flows for the six months ended May 26, 2000 and May 28, 1999, and the condensed consolidated statements of comprehensive income for the three and six months ended May 26, 2000 and May 28, 1999, which was included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 26, 2000; and (iii) our report dated April 5, 2000 on our review of the condensed consolidated statement of financial condition of the Company as of February 25, 2000, and the related condensed consolidated statements of earnings for the three months ended February 25, 2000 and February 26, 1999, the condensed consolidated statement of changes in stockholders' equity and partners' capital for the three months ended February 25, 2000, the condensed consolidated statements of cash flows for the three months ended February 25, 2000 and February 26, 1999, and the condensed consolidated statements of comprehensive income for the three months ended February 25, 2000 and February 26, 1999, which was included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 25, 2000 are incorporated by reference into this Registration Statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports should not be considered a part of such Registration Statement, and are not reports within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP